UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CYCLACEL PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Cyclacel Pharmaceuticals, Inc.
Level 10, Tower 11, Avenue 5, No. 8

Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE HOLDERS OF A

MAJORITY OF THE VOTING POWER OF OUR CAPITAL STOCK

To Our Stockholders:

This information statement (the “Information Statement”) is first being furnished by Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Company”, “we”, “us”, “our”, or “Cyclacel”) on or about July 7, 2025 to the holders of record of the outstanding common stock of the Company, $0.001 par value per share (the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting, on June 18, 2025 (the “Written Consent”) by the stockholder owning a majority of shares of Common Stock issued and outstanding (the “Majority Consenting Stockholder”) of the Company.

The Written Consent constitutes the consent of the Majority Consenting Stockholder and is sufficient under the General Corporation Law of the State of Delaware and our bylaws, as amended (the “Bylaws”) to approve the actions described herein. Accordingly, they are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first mailed to the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The following action was authorized by written consent of the Majority Consenting Stockholder:

Entry into Securities Purchase Agreement

On June 20, 2025, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Investors agreed to purchase from the Company an aggregate of 3,000,000 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) of the Company at a purchase price of $1.00 per share for aggregate gross proceeds of $3,000,000, subject to the terms and conditions of the Purchase Agreement. In connection with the transaction, the Company issued a series A common stock purchase warrant, series B common stock purchase warrant and series C common stock purchase warrant to each Investor (collectively, the “Warrants”). The proceeds of the transaction will be used for general corporate and operating purposes.

The Investors agreed to invest a total of $3,000,000 at the closing of the transactions under the Purchase Agreement in exchange for an aggregate of 3,000,000 shares of Series F Preferred Stock and 29,430,000 Warrants, which occurred on or about June 20, 2025 (the “Closing”).

Each share of Series F Preferred Stock is convertible into 3.27 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). In no event will the Series F Preferred Stock be convertible into Common Stock in a manner that would result in each Investor or their transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series F Preferred Stock that can be issued to the holder without requiring a vote of the stockholders of the Company under the rules and regulations of The Nasdaq Capital Market (“Nasdaq”); and (ii) 4.99% of the number of shares of Common Stock outstanding immediately before the original issue date (the “Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of Common Stock to the Investors upon conversion of the Series F Preferred Stock or the Warrants be exercisable into Common Stock.

The series A common stock purchase warrants entitle each Investor to purchase 3,270,000 shares of common stock of the Company at an exercise price of $0.51 per share with an expiration date five years from the date of issuance. The series B common stock purchase warrants entitle each Investor to purchase 3,270,000 shares of common stock of the Company at an exercise price of $0.60 per share with an expiration date five years from the date of issuance. The series C common stock purchase warrants entitle each Investor to purchase 3,270,000 shares of common stock of the Company at an exercise price of $0.68 per share with an expiration date five years from the date of issuance.

Pursuant to the Purchase Agreement, the Company filed a certificate of designations (the “Series F Certificate of Designations”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of the Series F Preferred Stock on June 20, 2025. The Series F Certificate of Designations provides, in particular, that the Series F Preferred Stock will vote together with the Common Stock on an as-converted basis, subject to the Ownership Limitation, subject further to adjustments for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions.

The holders of Series F Preferred Stock will be entitled to participate in any dividends made on shares of Common Stock (on an as-converted basis) if and when such dividends are declared. Upon any liquidation or sale of the Company or all or substantially all of its assets, the holders of the Series F Preferred Stock will be entitled to receive pari passu with the other holders of preferred stock, prior to and in preference to any distribution to holders of Common Stock, an amount equal to $1.00 per share, the stated value of the Series F Preferred Stock, then held by them plus any accrued but unpaid dividends. Thereafter, the remaining assets of the Company will be distributed to the holders of Common Stock until such holders receive a return of their capital originally contributed, and thereafter, any remaining assets will be distributed to all holders of Common Stock and preferred stock pro rata based on the number of shares held on an as-converted basis.

The Company agreed to obtain approval by its stockholders, which will include, among other things, proposal for the issuance of all of the Common Stock to the Investors in compliance with the rules and regulations of Nasdaq (without regard to any limitations on conversion set forth in the Series F Certificate of Designations or exercise set forth in the Warrants).

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide information regarding the terms of the Purchase Agreement, and not to provide any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “Commission”).

The Company is currently listed on The Nasdaq Capital Market and is subject to the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). The issuance of the shares of our Common Stock, issuable upon conversion of the Series F Preferred Stock implicate certain of the Nasdaq listing standards requiring prior stockholder approval in order to maintain our listing on Nasdaq.

We are sending you this Information Statement to notify you that on June 18, 2025, a stockholder holding a majority voting rights of our capital stock (the “Majority Consenting Stockholder”) approved the following actions by written consent in lieu of a meeting of stockholders:

(i)	the issuance of all the shares of Common Stock upon conversion of the Series F Preferred Stock pursuant to the terms of the Securities Purchase Agreement,

(ii)	the issuance of all the Warrants and underlying Warrant shares to the Investors pursuant to the terms of the Securities Purchase Agreement, and

(iii)	an amendment of the Series F Preferred Stock Certificate of Designations removing the Ownership Limitation, for purposes of Nasdaq Listing Rule 5635(d)

(collectively, the “Series F Approval”).

Under the applicable Nasdaq rules and the Securities Purchase Agreement, in the absence of stockholder approval, we may not issue shares of Common Stock to the Investors upon conversion of the Series F Preferred Stock or the exercise of the Warrants, and the Investors may not vote shares of the Series F Preferred Stock or the shares underlying the Warrants (if exercised), in each case, in excess of the Ownership Limitation.

For the purposes of complying with Nasdaq Listing Rules 5635(d) in connection with the transactions contemplated by the Securities Purchase Agreement, involving the issuance of the Series F Preferred Stock and the Warrants, and all of the Common Stock issuable upon conversion of the Series F Preferred Stock or the exercise of the Warrants, the Majority Consenting Stockholder’s approval has been duly obtained. This approval not only fulfills the requirements set forth by Nasdaq but also aligns with our commitment to uphold the highest standards of corporate governance and stockholder rights.

The Majority Consenting Stockholder consent we have received constitutes the only stockholder approval required under the General Corporation Law of the State of Delaware (“DGCL”), Nasdaq Listing Rule, our Amended and Restated Certificate of Incorporation and our Bylaws (each, as amended), to approve the issuance of the Series F Preferred Stock and all of the Common Stock issuable upon conversion of the Series F Preferred Stock or the exercise of the Warrants. Our board of directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

Our board of directors unanimously approved the issuance of the shares of Common Stock and the Warrants and the amendment to the Series F Preferred Stock Certificate of Designations under the Series F Approval.

The actions taken by written consent of the Majority Consenting Stockholder will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

Please note that the number of votes already received from the Majority Consenting Stockholder is sufficient to satisfy the stockholder vote requirement for this action under Delaware law and our certificate of incorporation, as amended, and consequently no additional votes will be needed to approve the actions.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

No action is required by you. The accompanying Information Statement is being furnished only to inform our stockholders of the action taken by written consent described above before the Series F Approval takes effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.

This Information Statement is being mailed to you on or about July 7, 2025. The effective date of the Information Statement will be no earlier than July 27, 2025, or thereafter as our board of directors determines to effect it in accordance with applicable law, including the General Corporation Law of the State of Delaware (“DGCL”).

July 7, 2025	By Order of the Board of Directors,

/s/ Datuk Dr. Doris Wong Sing Ee
Datuk Dr. Doris Wong Sing Ee
Chief Executive Officer and Executive Director

Cyclacel Pharmaceuticals, Inc.
Level 10, Tower 11, Avenue 5, No. 8

Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF

DIRECTORS OF THE COMPANY. WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

GENERAL INFORMATION

Cyclacel Pharmaceuticals, Inc., a Delaware corporation, is sending this Notice and Information Statement to notify you of an action that the Majority Consenting Stockholder has taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to “Cyclacel,” “the Company,” “we,” “our” or “us” are to Cyclacel Pharmaceuticals, Inc. and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

Copies of this Information Statement are being mailed on or about July 7, 2025, to the holders of record of the outstanding shares of our Common Stock on June 12, 2025, which we refer to as the “Record Date.”

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

On June 18, 2025, a stockholder (the “Majority Consenting Stockholder”) who beneficially owned 12,164,301 shares of Common Stock (representing approximately 51.2% of the total voting power) executed and delivered to the board of directors a written consent approving the issuance of the shares of Common Stock, and the amendment to the Series F Preferred Stock Certificate of Designations and Warrants under the Series F Approval. Because the actions were approved by a stockholder who owns a majority of our outstanding voting power, no proxies are being solicited with this Information Statement. No consideration was paid for the consent.

As of the date of the consent by the Majority Consenting Stockholder, the Company had issued and outstanding approximately 23,759,475 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. All shares of our Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation after the payment of all debts and other liabilities. Holders of our Common Stock have no preemptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights.

The General Corporation Law of the State of Delaware (“DGCL”) provides in substance that unless a company’s certificate of incorporation provides otherwise, stockholders may take any action without a meeting of stockholders, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present voted.

Our board of directors and stockholders holding a majority of our outstanding voting power have therefore approved the issuance of the shares of Common Stock, and the amendment to the Series F Preferred Stock Certificate of Designations and Warrants under the Series F Approval.

Following 20 days after the furnishing of this Information Statement to stockholders, our board of directors will have the authority, in its sole discretion, without further action by our stockholders, to effect the Series F Approval.

PRIVATE PLACEMENT TRANSACTION AND REASONS FOR SERIES F APPROVAL

As of March 31, 2025, our estimated cash and cash equivalents were approximately $3,450,000. Based on our current operating plan, there is substantial doubt regarding our ability to continue as a going concern for a period of one year after the date that our financial statements for the quarter ended March 31, 2025 are issued. To meet our long-term financing requirements, we may raise funds through public or private equity offerings, debt financings or strategic alliances. Raising additional funds by issuing equity or convertible debt securities may cause our stockholders to experience substantial dilution in their ownership interests and new investors may have rights superior to the rights of our other stockholders.

To the extent equity valuations, including the trading price of our Common Stock, are depressed as a result of economic disruptions or other uncertainties, for example due to rising inflationary pressures, ongoing military conflicts or other factors, the potential magnitude of this dilution will increase. Raising additional funds through debt financing, if available, may involve covenants that restrict our business activities and options. To the extent that we raise additional funds through collaborations and licensing arrangements, we may have to relinquish valuable rights to our drug discovery and other technologies, research programs or drug candidates, or grant licenses on terms that may not be favorable to us. Additional funding may not be available to us on favorable terms, or at all, particularly in light of the current economic conditions.

On June 20, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Investors agreed to acquire an aggregate of 3,000,000 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) of the Company at a price of $1.00 per share, for aggregate gross proceeds of $3 million in a private placement (such transactions collectively, the “Private Placement”). In connection with the Private Placement, the Company issued a series A common stock purchase warrant, series B common stock purchase warrant and series C common stock purchase warrant to each Investor (collectively, the “Warrants”). The proceeds of the transaction will be used for general corporate and operating purposes. The board of directors believes that the Private Placement and the Series F Approval was and is necessary to provide the Company with capital for continued operations, investment in our drug development, fund our potential acquisitions and to provide the flexibility for possible future actions.

Each share of Series F Preferred Stock is convertible into 3.27 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). In no event will the Series F Preferred Stock be convertible into Common Stock or the Warrants be exercisable into Common Stock in a manner that would result in any particular Investor or their transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series F Preferred Stock or the Warrants be exercisable into Common Stock that can be issued to the holder without requiring a vote of the stockholders of the Company under the rules and regulations of The Nasdaq Stock Market (“Nasdaq”); and (ii) 4.99% of the number of shares of Common Stock outstanding immediately before the original issue date (the “Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of Common Stock to the Investors upon conversion of the Series F Preferred Stock or the Warrants be exercisable into Common Stock.

Under the applicable Nasdaq rules, the Purchase Agreement and the Warrants, in the absence of stockholder approval, we may not issue shares of Common Stock to the Investors upon conversion of the Series F Preferred Stock or the Warrants be exercisable into Common Stock, and the Investors may not vote shares of the Series F Preferred Stock or the Warrant shares, in each case, in excess of the Ownership Limitation.

In the Purchase Agreement, we agreed to call a meeting of stockholders for purposes of soliciting approval of the issuance of all the shares of Common Stock upon conversion of the Series F Preferred Stock or exercise of the Warrants into Common Stock pursuant to the terms of the Purchase Agreement and Warrants, respectively, and an amendment to the Certificate of Designations for the Series F Preferred Stock (the “Series F Preferred Stock Certificate of Designations”) and Warrants in order to remove the Ownership Limitation.

In addition, Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval, prior to the issuance of securities, of a transaction other than a public offering involving the sale, issuance or potential issuance by us of shares of our Common Stock (or securities convertible into or exercisable for our Common Stock) in an amount equal to 20% or more of the Company’s outstanding Common Stock or voting power outstanding before the issuance will be sold at a price less than the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of a binding agreement in connection with such transaction or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”).

In the case of the Private Placement, the 20% threshold is determined based on the number of shares of our Common Stock outstanding immediately preceding the issuance of the Series F Preferred Stock. The closing price of the Common Stock on June 18, 2025, which immediately preceded the signing of the Purchase Agreement, was $0.34, which is less than the sale price of $1.00 under the Purchase Agreement. However, due to the conversion ratio of 3.27 shares of Common Stock to one share of Series F Preferred Stock, the sale price could potentially be under the Minimum Price.

Immediately prior to the execution of the Purchase Agreement, we had 23,759,475 shares of Common Stock issued and outstanding. After giving effect to the exercise of a full conversion of the Series F Preferred Stock to Common Stock for 9,810,000 shares thereof and exercise of all of the Warrants for 29,430,000 shares, we would have 62,999,475 shares of Common Stock issued and outstanding assuming no other purchases, conversions, warrant exercises or sales. Therefore, the potential issuance of 39,240,000 shares of Common Stock will constitute greater than 20% of the shares of Common Stock outstanding immediately prior to the full conversion of the Series F Preferred Stock and exercise of the Warrants.

We obtained stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of shares of our Common Stock (or securities exercisable for our Common Stock) in excess of 20% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement.

We cannot predict whether or when the holders will convert their Series F Preferred Stock or exercise their Warrants, if at all. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of shares of our Common Stock that may ultimately be issued. Under certain circumstances, however, it is possible, that we will issue more than 20% of our outstanding shares of Common Stock to the Investors under the Purchase Agreement and Warrants. Therefore, we sought stockholder approval to issue more than 20% of our outstanding shares of Common Stock, if necessary, to the Investors.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Effective Date of Action by Written Consent

Per Rule 14c-2 under the Exchange Act, the corporate action taken by written consent becomes effective no earlier than twenty (20) calendar days after the first mailing or delivery of this Information Statement to Common Stockholders as of the Record Date. This Information Statement provides a comprehensive overview of the action approved by the holder of a majority of our outstanding Common Stock.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the issuance of the shares of Series F Preferred Stock and Warrants or of the Common Stock issuable upon conversion of the shares of Series F Preferred Stock or exercise of the Warrants.

OUTSTANDING VOTING SECURITIES

Each share of Common Stock grants one vote on each matter submitted to stockholders. On June 12, 2025, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had issued and outstanding (i) 23,759,475 shares of Common Stock, (ii) 135,273 shares of our 6% Convertible Exchangeable Preferred Stock, par value $0.001 per share, and (iii) 264 shares of our Series A Convertible Preferred Stock, par value $0.001 per share. Only our shares of Common Stock are Cyclacel voting securities. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

The Majority Consenting Stockholder, also our Chief Executive Officer and Executive Director, owned 12,164,301 shares of Common Stock representing 51.2% of our capital stock’s outstanding voting power on the Record Date.

On June 18, 2025, the Majority Consenting Stockholder executed a written consent approving the Transaction and the actions described in this Information Statement. Since these actions have been approved by the Majority Consenting Stockholder, this Information Statement does not solicit proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table presents information about our Common Stock’s beneficial ownership as of June 24, 2025, based on 23,759,475 shares of Common Stock outstanding, for (i) each named executive officer and director; (ii) all named executive officers and directors as a group; and (iii) each other stockholder known to us owning more than 5% of our outstanding Common Stock.

Beneficial ownership complies with SEC rules, generally including voting or investment power over securities. A person or group is deemed to have “beneficial ownership” of any shares they can acquire within sixty (60) days. For percentage calculations, any shares that a person can acquire within sixty days are considered issued and outstanding for that person but not for others. This table does not imply beneficial ownership admission by anyone listed.

Name of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Common Stock(2)	Number of Shares of Preferred Stock Beneficially Owned (2)	Percentage of Preferred Stock Owned (2)
David Lazar	2,438,824	10.26%	-	-
Ong Yee Lung(3)	-	-	1,000,000	31.9%
Kua Khai Loon(3)	-	-	1,000,000	31.9%
Yap Kim Choy(3)	-	-	1,000,000	31.9%
Datuk Dr. Doris Wong Sing Ee(4)	12,164,301	51.2%	-	-
Kiu Cu Seng	-	-	-	-
Kwang Fock Chong	-	-	-	-
Dr. Satis Waran Nair Krishnan	-	-	-	-
Inigo Angel Laurduraj	-	-	-	-
All current directors and executive officers as a group (5 people)	12,164,301	51.2%	-	-

*	Represents beneficial ownership of less than one percent of our outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Cyclacel Pharmaceuticals, Inc., Cyclacel Pharmaceuticals, Inc., Level 10, Tower 11, Avenue 5, No. 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia.
(2)	Reflects the reverse stock split effective on May 12, 2025.
(3)	Each share of preferred stock is convertible into 3.27 shares of common stock representing a total of 3,270,000 shares of common stock subject to a 4.99% blocker or 1,675,116 shares of common stock on an as-converted basis.
(4)	The Company’s Chief Executive Officer, Datuk Dr. Doris Wong Sing Ee is the Majority Consenting Stockholder referred to herein who controls the management and affairs of the Company, and currently can control matters requiring the approval by the Company’s stockholders, including the election of directors, any merger, consolidation or sale of all or substantially all of its assets, and any other significant corporate transaction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. Any forward-looking statements made by the Company in this Information Statement speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

MORE INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Cyclacel Pharmaceuticals, Inc., Level 10, Tower 11, Avenue 5, No. 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia, Attn: Secretary, or by telephoning the Company at (908) 517-7330.

DOCUMENT DELIVERY FOR SHARED ADDRESSES

We appreciate your cooperation with our effort to send fewer mailings to households that share an address. If we are sending one copy of our documents to a shared address but you would prefer your own copy, just let us know. You can request this by writing or calling us at the contact details provided. If you are currently receiving multiple copies at a shared address and would prefer just one copy for the household, please inform us in the same way.

NO ACTION NEEDED FROM STOCKHOLDERS

As a stockholder, you do not need to take any action in response to this document. However, the law requires us to send you this information at least 20 days before any corporate action can be taken.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some bank, brokerage firm or other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Information Statement to you if you contact us at: Cyclacel Pharmaceuticals, Inc., Level 10, Tower 11, Avenue 5, No. 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia, Attn: Corporate Secretary. You may also contact us at (908) 517-7330.

If you want to receive separate copies of the notice of Information Statement, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address or phone number.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on June 12, 2025, as the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about July 7, 2025 to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

July 7, 2025	BY ORDER OF THE BOARD OF DIRECTORS

	By:	/s/ Datuk Dr. Doris Wong Sing Ee
Datuk Dr. Doris Wong Sing Ee
Chief Executive Officer and Executive Director